Exhibit 24.2

                       [KPMG Peat Marwick LLP letterhead]

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Emergent Group, Inc.

We consent to the use of our report dated February 27, 1998 related to the audits of the consolidated balance sheets of Emergent Group, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended incorporated by reference herein.



                                                       /s/ KPMG Peat Marwick LLP
Greenville, South Carolina                                 KPMG Peat Marwick LLP
July 10, 1998